Exhibit 10.1

SUBLEASE

THIS SUBLEASE (this "Sublease") is dated for reference purposes as of April 16, 2024, and is made by and between Surrozen Operating, Inc., a Delaware corporation ("Sublessor"), and Nura Bio, Inc., a Delaware corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

l. Recitals: This Sublease is made with reference to the fact that HCP Oyster Point III LLC, as landlord ("Master Lessor"), and Sublessor, as tenant, entered into that certain lease, dated as of August 4, 2016 (the "Master Lease"), with respect to premises consisting of approximately 32,813 rentable square feet of space, located on the fourth floor (the "Premises") of a building located at 171 Oyster Point Boulevard, South San Francisco, California (the "Building"). A copy of the Master Lease is attached hereto as Exhibit A.

2.
Premises:
A.
Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises consisting of approximately six thousand one hundred two (6,102) rentable square feet of space located within the Premises (hereinafter, the "Subleased Premises"). The Subleased Premises are more particularly described in blue on Exhibit B attached hereto. Sublessor and Sublessee acknowledge that Master Lessor has a one-time right to remeasure the Premises as described in Section 1.2 of the Master Lease. If Master Lessor exercises such right and the square footage of the Premises and/or Building are different from those set forth in the Master Lease, the square footage of the Subleased Premises arid the related amounts and percentages set forth herein shall be correspondingly adjusted (including the Base Rent) as provided in Section 1.2 of the Master Lease, as incorporated herein.
B.
Shared Areas. In connection with its use of the Subleased Premises, and subject to Sublessor's reasonable rules and regulations, Sublessee shall have the non-exclusive right to use (i) the hallways needed to access the Subleased Premises and the Shared Areas, the restrooms within the Premises and other areas designated by Sublessor and (ii) common use areas of the Premises designated on Exhibit B in green (collectively, the "Shared Areas"). Notwithstanding the foregoing, Sublessee shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering, portions of the Premises other than the Subleased Premises and Shared Areas, and Sublessor shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering the Subleased Premises. Each party shall use commercially reasonable efforts to prevent its agents, employees or contractors from discovering or otherwise coming into contact with confidential information of the other party (or in the case of Sublessee, other occupants of the Premises). If, despite such efforts, any such confidential information is discovered by a party, such party shall promptly inform the other party of such discovery, and shall hold, and use reasonable efforts to cause its employees, agents, contractors, invitees and licensees to hold, such information confidential. Sublessor reserves the right to modify the Shared Areas so long as such modifications do not unreasonably interfere with Sublessee's operations in the Subleased Premises. Sublessee may not install any furniture or equipment in the Shared Areas without Sublessor's consent.
3.
Term:
A.
Term.
(i)
The term ("Term") of this Sublease shall be for the period commencing on the later of (a) receipt of Master Lessor's written consent to this Sublease or (b) delivery of the Subleased Premises to Sublessee with the lab portions of the Subleased Premises fully decommissioned (the "Commencement Date"), and shall continue on a month-to-month basis subject to Section 3.A(ii) below, unless the Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

(ii)
During the Term, either party, on 30-days’ written notice, may terminate this Sublease. Notwithstanding the foregoing, Sublessor shall not have the right to terminate the Sublease during the first six (6) months following the Commencement Date in the absence of a material breach by Sublessee.
(iii)
This sublease agreement is a sublease of the Premises and is limited in its terms by the terms and conditions of the attached Master Lease agreement.
B.
Early Possession. Sublessor shall permit Sublessee to enter the Subleased Premises upon receipt of Master Lessor's written consent to this Sublease solely for the purpose of preparing the Subleased Premises for occupancy and not for the purpose of conducting business therein, provided (i) Master Lessor's consent to this Sublease has been received, (ii) Sublessee has delivered to Sublessor the Security Deposit and first month's Base Rent as required under Paragraph 4 and (iii) Sublessee has delivered to Sublessor evidence of all insurance required under this Sublease. Such occupancy shall be subject to all of the provisions of this Sublease, except for the obligation to pay Rent and shall not advance the expiration of this Sublease.

4.
Rent:

A.
Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the following amounts per month (“Base Rent”):

Beginning Month:	Base Rent
Commencement Date	$35,086.50
12Month Anniversary of Commencement Date (if applicable)	$36,139.09

Base Rent shall be subject to a three percent (3%) annual increase, commencing on the 12- month anniversary of the Commencement Date as reflected on the table above, and on each 12- month anniversary thereafter, provided that the parties continue to renew the Sublease on a month- to-month basis through such time.

Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. If an increase in Base Rent becomes effective on a date other than the first day of a calendar month, the Base Rent for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which the rate is in effect. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at the applicable address set forth below Sublessor' s signature to this Sublease or such other address as may be designated in writing by Sublessor.

B.
Additional Rent.

All monies other than Base Rent required to be paid by Sublessor under the Master Lease, as incorporated herein, as to the Subleased Premises, including, without limitation, Sublessee’s pro rata share based on the square footage of the Subleased Premises to the square footage of the Premises ("Pro Rata Share") of any amounts payable by Sublessor to Master Lessor as "Direct Expenses" (as defined in Section 4.2.2 of the Master Lease) and costs of utilities under Section 6.2 of the Master Lease, as incorporated herein, with respect to the Subleased Premises, and costs of janitorial services as to the Subleased Premises, shall be paid by Sublessee to Sublessor hereunder as and when such amounts are due under the Master Lease, as incorporated herein. Estimates thereof shall be paid by Sublessee to Sublessor on or before the first (1st) day of each month in the amount set forth on Exhibit C, subject to reconciliation. Sublessee shall be entitled to all credits, if any, given by Master Lessor to Sublessor for Sublessor's overpayment of such expenses.

Sublessee shall also pay Sublessor, within thirty (30) days of receipt of invoice therefor: (i) a Pro Rata Share of the cost of Sublessor maintaining, operating and performing any repairs (but excluding any capital improvements, expenditures or replacements) ("Services Expenses"), and shall pay the entire cost of such amounts to the extent due to the misuse or excess use or negligence, willful misconduct or violation of this Sublease by Sublessee or its agent, employee, or contractor; and (ii) for the cost of certain “Common Services” (as defined in Exhibit E below) to the extent expressly set forth on Exhibit E as being payable by Sublessee.

All amounts referenced in this Section 4.B. shall be deemed additional rent ("Additional Rent"). Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent".

Notwithstanding anything to the contrary in the Sublease, (i) Sublessee shall not be required to pay any Rent or perform any obligation that is required as a result of a default by Sublessor of any of its obligations under the Master Lease (except to the extent such default was due to the negligence, willful misconduct or violation of this Sublease by Sublessee) or the misuse, negligence or willful misconduct of or by Sublessor or its agents, contractors or invitees or the violation of law by Sublessor, and (ii) in no event shall Sublessee be required to pay for any portion of the cost of the Tenant Improvements under the Master Lease (including, without limitation, any First Additional TI Allowance Payment or Second Additional TI Payment).

C.
Payment of First Month's Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Fifty-Two Thousand Nine Hundred Fifty-Four and 59/100 Dollars ($52,954.59), which shall constitute Base Rent and Additional Rent for the first month of the Term.
5.
Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Thirty-Five Thousand Eighty-Six and 50/100 Dollars ($35,086.50) (the "Security Deposit"), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease beyond any applicable notice and cure period, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee's defaults.

6.
Common Services: Sublessor shall provide or, with respect to services provided by Master Lessor, use reasonable efforts to cause Master Lessor to provide, the services described in Exhibit E hereto (the "Common Services") that are designated as being provided by Sublessor or Master Lessor. Sublessor shall not, however, be liable for the interruption of any Common Services or utilities for causes beyond Sublessor's reasonable control. All Common Services must be coordinated through Sublessor's facilities manager, only by a single point of contact at Sublessee, plus a back-up to act when the primary contact is not available, each identified in advance to Sublessor.
7.
Holdover: In the event that Sublessee does not surrender the Subleased Premises by the expiration of this Sublease in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee's delay in surrendering the Subleased Premises and pay Sublessor holdover rent with respect to the Subleased Premises as provided in Section 16 of the Master Lease, as incorporated herein.
8.
Repairs: Sublessor shall deliver the Subleased Premises to Sublessee in substantially the same condition as the Premises were delivered to Sublessor under the Master Lease. The parties acknowledge and agree that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations or improvements to the Subleased Premises, including, without limitation, any improvement required to comply with any law. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. Sublessor shall, however, upon written request by Sublessee, use Sublessor's reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor's performance. Sublessor shall continue to repair and maintain in good condition and working order the security system serving the Premises and Subleased Premises and any other systems serving the Premises and the Subleased Premises in common (except for Landlord Repair Obligations).

Sublessee shall be responsible for any damage to the Building due to the installation, removal or use of its equipment.

9.
Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, "Transfer"), without the prior written consent of Sublessor and Master Lessor; provided, however, Sublessor's consent shall not be required for a transfer as described in the first sentence of Section 14.8 of the Master Lease, as incorporated herein, such that an assignment or subletting to a Permitted Transferee of Sublessee shall not be deemed a Transfer so long as Master Lessor's consent is received, and the conditions therein are satisfied. Any Transfer shall be subject to the terms of Section 14 of the Master Lease, as incorporated herein.
10.
Use: Sublessee may use the Subleased Premises only for the following uses: general office, laboratory and research and development and lab scale manufacturing and vivarium uses, all consistent with first class life sciences projects in South San Francisco, California and in compliance with, and subject to, applicable laws and the terms of the Master Lease and this Sublease. Sublessee shall not use, store, transport or dispose of any Hazardous Materials (as defined in the Master Lease) in or about the Premises except as permitted pursuant to the terms and conditions of Section

5.3 of the Master Lease, as incorporated herein. Subject to Master Lessor's consent, Sublessor approves of Sublessee's use in accordance with the Master Lease of the Hazardous Materials listed in the questionnaire provided to Sublessor concurrently herewith in the form attached as Exhibit F.

Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor.

11.
Delivery and Acceptance: Subject to the terms of Paragraph 3(B) above, Sublessor shall use commercially reasonable efforts to deliver possession of the Subleased Premises to Sublessee upon receipt of Master Lessor’s consent to this Sublease. In the event Sublessor fails to deliver the Subleased Premises to Sublessee with the lab portions of the Subleased Premises fully decommissioned on or before June 1, 2024, then commencing on the Commencement Date, Sublessee shall be entitled to one (1) day of Base Rent abatement for each day such delivery is delayed beyond June 1, 2024. If the Subleased Premises are not delivered in good condition and in compliance with all laws as set forth in Section 1.1.1 of the Master Lease incorporated herein, or if any of the improvements within the Subleased Premises are not constructed by Master Lessor in accordance with the Master Lease, upon written request by Sublessee, Sublessor shall use commercially reasonable efforts (without expending more than a nominal sum) to cause Master Lessor to correct the same at no cost to Sublessee (through Direct Expenses or otherwise).
12.
Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor. Sublessor' s consent shall not be unreasonably withheld, conditioned or delayed, but the consent of Sublessor may be withheld if Master Lessor's consent is not obtained. Unless waived in writing by Sublessor, Sublessee shall be required to restore prior to the end of the Term any alterations or improvements it makes to the Premises.
13.
Insurance; Waiver of Subrogation: Sublessee shall obtain and keep in full force and effect, at Sublessee's sole cost and expense, during the Term, the insurance required under Section 10 of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 10.5 of the Master Lease, as incorporated herein, shall be binding on the parties.
14.
Default; Remedies: Sublessee shall be in material default of its obligations under this Sublease if Sublessee commits any act or omission which constitutes an event of default under the Master Lease, which has not been cured after delivery of written notice and passage of any applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease. In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Section

19.2 of the Master Lease and by applicable law.

15.
Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in good condition, in compliance with the requirements of Section 5.3 of the Master Lease as incorporated herein, reasonable wear and tear, casualty and condemnation excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition.
16.
Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than CBRE representing Sublessor and Newmark representing Sublessee. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party's actions or dealings with such agent, broker, salesman, or finder. Sublessor and Sublessee shall each be responsible for the commissions payable to their respective brokers (CBRE and Newmark), in each case pursuant to separate agreements.
17.
Notices: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be the applicable address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above.

All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

18.
Miscellaneous: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code§ 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises.
19.
Other Sublease Terms:

A.
Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises", "Lease Term" and "Base Rent" shall be deemed a reference to the "Subleased Premises", "Term" and "Base Rent" under this Sublease, respectively; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as otherwise expressly set forth herein; (iv) rights relating to the "Tenant Work Letter" shall not be incorporated herein, (v) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease (except for the indemnity by Sublessor pursuant to the second to last sentence of Section 10.1 of the Master Lease, incorporated herein), the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor's performance; (vi) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults or two (2) fewer days if the Master Lease provides less than five (5) days to perform the obligation;

(vii) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor's consent is not obtained; (viii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (ix) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (xi) all payments shall be made to Sublessor; (xii) Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor has such right under the Master Lease; and (xiii) Sublessee shall pay all consent and review fees set forth in the Master Lease (with respect to a further sub-subleasing of the Subleased Premises, an assignment of the Sublease or alterations constructed by Sublessee or other requests made by Sublessee) to both Master Lessor and Sublessor and any caps shall apply separately to Master Lessor and Sublessor.

Notwithstanding the foregoing, (a) the following provisions of the Master Lease shall not be incorporated herein: Summary of Basic Lease Information, Sections 1.1.1 (the first two sentences), 1.1.2 (the first sentence), 2.1 (except the fourth sentence), 2.2, 4.6, 5.3.1.1 (the last sentence), 5.3.1.4.3 (except with respect to the indemnity for Hazardous Materials Released by Sublessor and the nonliability provisions with respect to Hazardous Materials that exist in, on or about the Project as of the date hereof or Hazardous Materials Released by Master Lessor or any "Landlord Parties" under the Master Lease), 6.2 (the last sentence), 7.3, 8.1 (the second and third sentences), 8.5 (the last four sentences), 10.7, 10.8, 18 (first and third sentences), 21, 23.1 (subparts

(i) and (ii) and the last two sentences), 29.13 (the first sentence), 29.18, 29.24 and 29.29.2 (the last sentence) and Exhibits B and F-H; (b) references in the following provisions to "Landlord" shall mean Master Lessor only: Sections 1.1.1 (the last two sentences, except the second reference), l.1.2(iv), 1.1.3, 1.2 (except the last sentence), 4.2.4, 4.3, 6.1 (the first and last sentences), 6.5 (the first two sentences), 6.6 (the first two sentences), 7.2, 8.4 (the last reference in the first sentence), 10.2, 11.1 (the second and third sentences), 11.2 (except the last reference), 13 (the first sentence), 23.1 (the last sentence), 29.26 (the first sentence) and 29.29.1; (c) references in the following provisions to "Landlord" shall mean Master Lessor and Sublessor: Sections 4.5, 5.3.1.2-4, 5.3.2, 6.4, 10.4, 17, 24 (the third sentence) and 26.2; (d) references to the "Permitted Use" shall mean the use permitted under Section 10 above; (e) the number of parking spaces in Section 9 of the Summary of Basic Lease Information (as referenced in Section 28 of the Master Lease) shall be 17; (f) Tenant's Share shall mean 4.59% as to the Building and 18.60% as to the Premises; (g) subject to Master Lessor's approval, Sublessor agrees that Nura Bio, Inc. and Nura Bio are not Objectionable Names; and (h) in Section 14.3, Sublessee shall pay Sublessor the entire premium payable to Master Lessor under the Master Lease, plus fifty percent (50%) of any remaining Transfer Premium. For clarification purposes, Sublessor at its sole cost shall be responsible for any Transfer Premium, if any, payable under the Master Lease for the subleasing of the Subleased Premises to Sublessee hereunder.

B.
Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the Term of this Sublease which are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee. Notwithstanding the foregoing, Sublessor shall not, without Sublessee's prior written consent, terminate the Master Lease (except as set forth in Paragraph 21 below or if Master Lessor agrees to allow Sublessee to continue to occupy the Subleased Premises for the remaining Term on the terms of this Sublease), or amend or waive any provisions of the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease in each case that would materially adversely affect Sublessee's use or occupancy of the Subleased Premises or materially increase Sublessee's liability hereunder. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.

20.
Conditions Precedent: This Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon the written consent of Master Lessor. Unless waived by Sublessee (which waiver shall be deemed to have been made upon Sublessee's and Sublessor's execution of Master Lessor's consent form), such consent shall provide that (i) Sublessee shall be permitted to use the Hazardous Materials specifically listed on the Environmental Questionnaire completed by Sublessee as attached hereto as Exhibit F (as the same may be updated from time to time as permitted in Section 5.3 of the Master Lease), (ii) the terms of Section 10.5 of the Master Lease (Mutual Waiver of Subrogation) shall also apply as between Master Lessor and Sublessee, (iii) the terms of Section 14.8 of the Master Lease shall also apply to Sublessee such that an assignment or subletting of the Subleased Premises to a Permitted Transferee of Sublessee shall not be deemed a Transfer under the Master Lease so long as the conditions set forth in Section 14.8 of the Master Lease, as incorporated herein, are satisfied and (iv) without reducing or diminishing the signage rights of Sublessor under the Master Lease, Sublessee shall have the signage rights described in Paragraph 22 of this Sublease. If Sublessor fails to obtain Master Lessor's consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to receiving such consent, and Sublessor shall return to Sublessee its payment of the first month's Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit. Sublessor shall pay all consent and review fees set forth in the Master Lease for Master Lessor's consent to the subletting hereunder (but Sublessee shall be responsible for any fees relating to its proposed alterations, if any).
21.
Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 11, 13 and 14. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor or Sublessor.
22.
Parking and Signage: Sublessee shall have the right to park in 17 parking spaces in the on-site parking lot and garage that serves the Building as provided in Section 28 of the Master Lease, as incorporated herein. Subject to Master Lessor's and Sublessor's consent, including as to the size and location thereof (with Sublessor's consent not to be unreasonably withheld, conditioned or delayed), and provided the same do not reduce or diminish Sublessor's ability to install its own signs, Sublessee shall have the signage rights described in Section 23.1(iii) of the Master Lease, as incorporated herein, limited to a right to install its name and logo at the suite entry.
23.
Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the equipment and furniture within the Subleased Premises and Shared Areas which are identified on Exhibit D attached hereto (the "Furniture") at no additional cost to Sublessee. The Furniture is provided in its "AS IS, WHERE IS" condition, without representation or warranty whatsoever. Sublessee shall insure the Furniture in the Subleased Premises under the property insurance policy required under the Master Lease, as incorporated herein. Sublessee shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Subleased Premises or Shared Areas, as applicable.
24.
HVAC: Sublessee acknowledges that HVAC service may not be separately zoned to the Subleased Premises. Subject to Section 6.3 of the Master Lease, as incorporated herein, HVAC shall be provided (a) to the laboratory areas on a 24/7 basis and to the remainder of the Subleased Premises at least during normal business hours as reasonably determined by Sublessor, at levels reasonably determined by Sublessor to be normal for office use in the office areas, and (b) at Sublessee's sole cost and upon reasonable advance notice to Sublessor, at such other times as Sublessee may request. Sublessee acknowledges that HVAC service to the office areas of the Subleased Premises outside of normal business hours it requests may include service to portions of the Premises outside the Subleased Premises and Sublessee shall be responsible for the full cost of all such service to the extent requested by Sublessee.

25.
Sublessor Representations: Sublessor represents and warrants that (a) the Master Lease is in full force and effect, and there exists under the Master Lease no default beyond applicable notice and cure periods by either Sublessor, or to Sublessor's knowledge, Master Lessor, nor, to Sublessor's knowledge, has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default, and (b) the copy of the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease.
26.
Access: Sublessee shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week to the extent Sublessor is permitted such access under the Master Lease to the Premises. Sublessee shall be provided a reasonable number of card keys to access the Building and the Premises at Sublessee's cost. Subject to the terms of Paragraph 12, Sublessee may install a security system to secure access to the Subleased Premises, which shall be coordinated with Sublessor.

Signature Page to Follow

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:		SUBLESSEE:
By:	/s/ Charles Williams	By:	/s/ Shilpa Sambashivan
Name:	Charles Williams	Name:	Shilpa Sambashivan
Its:	CFO	Its:	Chief Scientific Officer
Address for Payments and Notice: 171 Oyster Point Blvd., Ste 400 South San Francisco, CA94080 Attention: Chief Financial Officer

Address for Notice:

161 Oyster Point Blvd., Ste 200

South San Francisco, CA 94080

Attention: Chief Executive Officer

From and After the Commencement Date:

171 Oyster Point Blvd., Ste 400

South San Francisco, CA 94080 Attention: Chief Executive Officer

EXHIBIT A MASTER LEASE

As previously provided to Subtenant by Sublessor

EXHIBIT B

SUBLEASED PREMISES

EXHIBIT C

Estimated Operating Expenses

EXHIBIT D EQUIPMENT AND FURNITURE

EXHIBIT E

COMMON SERVICES

ALL COMMON SERVICES MUST BE COORDINATED THROUGH SUBLESSOR'S FACILITIES MANAGER ONLY BY A SINGLE POINT OF CONTACT AT SUBLESSEE, PLUS A BACK-UP TO ACT WHEN THE PRIMARY CONTACT IS NOT AVAILABLE, EACH IDENTIFIED TO SUBLESSOR IN ADVANCE.

1.
Security
a.
Master Lessor to provide security personnel and building security system for shell access via lobby or fire stairs. The Premises shall only be accessible using individual card keys provided by Sublessor. No additional security system has been included for the Subleased Premises. Any additional security personnel or systems shall be provided at Sublessee's sole cost and expense with Sublessor's consent, subject to Paragraph 12, and removed and restored to its original condition upon the termination of this Sublease.
b.
Sublessor shall provide individual card keys to the Building and the Premises for only employees of Sublessee. Master Lessor to program card keys to allow access to the Building; Sublessor shall program card keys for access into the Premises. Sublessee shall immediately notify Sublessor if any card keys are lost, stolen or damaged. Such keys shall be replaced by Sublessor at an additional cost to Sublessee, in addition to the Services Expenses, of $10 per card key.
2.
Phone and Data
a.
The Subleased Premises are not wired for voice, but are appropriately wired for, and include hardware for, Voice Over IP (“VOIP”). Sublessee will be responsible for configuring the VOIP system and contracting with an appropriate provider. The VOIP system will be accessed and operated by Sublessor's personnel or Sublessor's third party vendor only. If an upgrade or increase is required in connection with VOIP service, the cost thereof shall be borne by Sublessee.
b.
The Subleased Premises are pre-wired for data. If Sublessee elects to install and lease dedicated Tl line(s), Sublessee shall do so at Sublessee's sole cost and expense. Sublessee will have access, if needed, to an IDF Room and server room by Sublessor's facilities manager when accompanied by a Sublessor- designated person, to be shared with Sublessor. No access will be allowed to Sublessor's data system or switches; provided, however, Sublessee shall be provided reasonable bandwidth access to Sublessor's data/internet line. If an upgrade or increase is required in connection therewith, the cost thereof shall be borne by Sublessee.
3.
Equipment Monitoring
a.
Building systems servicing Subleased Premises (chillers, boilers, air handlers, exhaust fans, CDA and vacuum) are on an equipment monitoring system provided and monitored by Master Lessor or Sublessor. Sublessee is encouraged to provide Master Lessor with contact information for point of contact to be notified should any building systems be negatively affected.
b.
Sublessee is solely responsible for furnishing equipment monitoring systems for its own laboratory or other equipment, if desired.
4.
Glass wash and Autoclave
a.
Sublessee will be provided with shared access and use of Sublessor’s glass wash and autoclave equipment at no additional charge. Any damage or breakage of glass wash and/or autoclave equipment (exclusive of ordinary wear and tear) shall be the responsibility of Sublesee to the extent Sublessee caused such damage or breakage.
5.
Laboratory Ice
a.
A laboratory ice machine is available to the Sublessee in the Sublessor's Premises pursuant to an access route and procedures provided by Sublessor. Any malfunction of the machine shall be reported promptly to Sublessor who will be responsible for repairs and for providing interim laboratory ice solutions in the case that the machine is non-operational.
6.
Gasses and Liquid Nitrogen
a.
CO2: Upon request of Sublessee, Sublessor will furnish CO2 (United States Pharmacopoeia Grade; Praxair Product Code: CD M-50) to serve the Subleased Premises via plumbing from supply tanks. Unless otherwise agreed by the Sublessor and Sublessee, the Sublessee shall be responsible for a proportionate share, based on actual utilization and not square footage, of monthly charges for CO2 gas and tank rental and delivery, billed separately by Sublessor to Sublessee each month in arrears at an additional cost to Sublessee, in addition to the Services Expenses.
b.
All other gasses: Except as otherwise agreed by Sublessor and Sublessee or as may be required by exclusive third-party provider contract, all other gasses, including N2 to serve the Subleased Premises, will be furnished by Sublessee in the Subleased Premises. Sublessee is responsible for establishing its own account and contract with an appropriate vendor. Sublessee is also responsible for purchasing appropriate bracing, to be installed by Sublessee's third-party vendor.
7.
Personal Protective Equipment
a.
Sublessee must furnish its own Lab Coats, as well as any other required personal protective equipment, including storage thereof in the Subleased Premises. Sublessor will not provide Lab Coat laundering or storage.
8.
Environmental Health and Safety (EH&S)
a.
Sublessee is solely responsible for EH&S programs that may be administered to its staff. Sublessee is solely responsible for regulatory compliance within the Subleased Premises and its use of the Shared Areas, with the exclusion of the vivarium, which is solely subject to Sublessor’s accreditation and applicable regulatory compliance requirements, which shall be provided to Sublessee from time to time.
b.
Sublessor is solely responsible for biohazard/medical waste pick-up and disposal from the Subleased Premises.

9.
Janitorial
a.
Sublessor will provide basic janitorial cleaning services through a contractor at the same level and times as are provided from time to time by Sublessor to the remainder of the Premises. Any janitorial service requests from Sublessee outside of or in addition to this scope of work (including any pallet pick- up) must be made through Sublessor and any additional resulting costs will be the sole responsibility of Sublessee.
10.
Breakroom Food
a.
Sublessor will provide food in the breakroom at the levels it provides as of the Commencement Date, as adjusted from time to time by Sublessor.

EXHIBIT F ENVIRONMENTAL QUESTIONNAIRE